EXHIBIT (a)(1)(D)

              MID-WISCONSIN FINANCIAL SERVICES, INC.

                    OFFER TO PURCHASE FOR CASH

              up to 90,557 shares of its common stock
                                at
                a  price of $25.50 per share

 THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., CENTRAL STANDARD TIME, ONWEDNESDAY, JANUARY 31, 2001, UNLESS THE OFFER IS EXTENDED.

                                        December 15, 2000

 To Our Customers:

     Enclosed for your consideration are the Offer to Purchase dated December 15, 2000 (the "Offer to Purchase"), and the related Transmittal Form setting forth an offer by Mid-Wisconsin Financial Services, Inc. (the "Company"), to purchase up to 90,557 shares of its common stock (the "Shares") at a price of $25.50 per Share, net to the seller in cash. The Offer to Purchase and the Transmittal Form together constitute the "Offer."

     We are the holder of record of Shares held for your account. Acceptance of the Offer can be made only by us as the holder of record and pursuant to your instructions. THE TRANSMITTAL FORM IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT. YOU MAY USE PART VI OF THE TRANSMITTAL FORM TO COMPLETE TAX FORM W-9. IN ORDER FOR YOUR SHARES TO BE TENDERED, YOU MUST PROVIDE US WITH INSTRUCTIONS BY COMPLETING AND RETURNING THE ENCLOSED INSTRUCTION FORM.

     The Company will pay the purchase price of $25.50 for all Shares validly tendered, and not withdrawn, upon the terms and subject to the conditions of the Offer. Certificates representing Shares tendered and Shares not purchased because of proration will be returned at the Company's expense. The Company reserves the right, in its sole discretion, to purchase more than 90,557 Shares pursuant to the Offer.

     Tendering shareholders who are registered holders will not be obligated to pay any brokerage commissions, solicitation fees or stock transfer taxes if the transaction involves only the registered holder. However, a tendering shareholder who holds Shares through a broker, dealer or custodian may be required by such entity to pay a service charge or other fee.
                                 -1-
     Shares tendered by Odd Lot holders will be accepted by the Company without pro ration. You are an "Odd Lot" holder if you owned beneficially as of the close of business on December 15, 2000, and continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares. If you intend to qualify to tender as an Odd

 Lot holder, you must instruct us to tender all of your Shares prior to the Expiration Date and check the appropriate box under the caption "Odd Lots" in the Instruction Form.

 THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE OFFER.
 HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO SHAREHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES. EACH SHAREHOLDER MUST MAKE THE DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. THE COMPANY HAS BEEN ADVISED THAT ONE OF ITS DIRECTORS INTENDS TO TENDER SHARES PURSUANT TO THE OFFER IN CONNECTION WITH HIS RETIREMENT PLANNING. SEE SECTION 10 OF THE OFFER TO PURCHASE.

     If you wish to have us tender any or all of your Shares held by us for your account, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION DATE OF THE OFFER.

     The Offer is being made to all holders of Shares. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     THE TRANSMITTAL FORM IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT. YOU MAY USE PART VI OF THE TRANSMITTAL FORM TO COMPLETE TAX FORM W-9.
                                 -2-
                         INSTRUCTION FORM

            WITH RESPECT TO OFFER TO PURCHASE FOR CASH

  up to 90,557 shares of Mid-Wisconsin Financial Services, Inc. common stock at
               a purchase price of $25.50 per share


 THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., CENTRAL STANDARD TIME, ON WEDNESDAY, JANUARY 31, 2001, UNLESS THE OFFER IS EXTENDED.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated December 15, 2000, and the related

 Transmittal Form (which together constitute the "Offer"), in connection with the Offer by Mid-Wisconsin Financial Services, Inc. (the "Company") to purchase up to 90,557 shares of its common stock, par value $.10 per share (the "Shares"), at a price of $25.50 per Share, net to the undersigned in cash, upon the terms and subject to the terms and conditions of the Offer.

     This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.



                         TENDER OF SHARES

 <square> By checking this box, all Shares held by us for your account will be tendered.

 <square> Tender only the following number of Shares:

                                   ______ SHARES

 CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS BOX AND INSTRUCTIONS
 BELOW), THERE IS NO VALID TENDER OF SHARES.
                                 -3-

                             ODD LOTS
              (SEE INSTRUCTION 9 OF TRANSMITTAL FORM)

     This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who owned beneficially as of the close of business on December 15, 2000, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares.

      The undersigned either (check one box):

 <square>  owned beneficially as of the close of business on December
           15, 2000, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered, or

 <square>  is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially as of the close of business on December 15, 2000, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.


 THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL

 WITH RETURN RECEIPT REQUESTED, PROPERTY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.


 ____________________________         _____________________________
 Signature of Owner                   Signature of Joint Owner

 Dated: ____________ 200_

 Name(s): _______________________________________________
                           Please Print
 Capacity (if applicable): ______________________________

 (If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5 of enclosed Transmittal Form.)

 Address: _______________________________________________
                                               Zip Code

 Area Code and Telephone Number: (___)___________________

 Tax Identification or Social Security No. ___________________________


 Shareholders are encouraged to return Form W-9 with this Instruction Form. (See Part VI of enclosed Transmittal Form.)
                                 -4-